EXHIBIT -4.10
FIFTH SUPPLEMENTAL INDENTURE
     FIFTH SUPPLEMENTAL INDENTURE dated as of December 31, 2006 (this “Supplemental Indenture”) among ISPAT INLAND ULC, a Nova Scotia unlimited liability company, as issuer (the “Issuer”), the Guarantors and LASALLE BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).
RECITALS
     WHEREAS, the Issuer, the Guarantors and the Trustee have entered into an Indenture dated as of March 25, 2004, as supplemented (as so supplemented, the “Indenture”);
     WHEREAS, pursuant to Section 8.01 of the Indenture, the Issuer and the Guarantors, when authorized by a Board Resolution, and the Trustee, when an Officers’ Certificate is provided stating that such amendment or supplement complies with the provisions of Section 8.01, may amend or supplement the Indenture without notice to or consent of any Holder to make any change that does not adversely affect the rights of any holders of the Notes; and
     WHEREAS, the Issuer, the Guarantors and Trustee wish to amend Section 4.02 of the Indenture as set forth in this Supplemental Indenture in a manner that does not adversely affect the rights of any holder of the Notes;
     NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes, as follows:
ARTICLE 1
AMENDMENT
     SECTION 1.1 The first paragraph of Section 4.02 of the Indenture is hereby amended in its entirety to read as follows:
          SECTION 4.02 Reports to Holders.
               Notwithstanding that the Issuer and the Guarantors may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer and the Guarantors will file with the SEC and provide the Trustee and Holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections; provided, that in lieu of any annual report and such information, documents and other reports required of U.S. corporations, Parent may file and provide such annual report and such information, documents and other reports required of foreign private issuers subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and provided further that Parent continues to file on Form 6-K quarterly reports containing information similar in substance to the quarterly reports it has historically filed.

ARTICLE 2
MISCELLANEOUS
     SECTION 2.1 This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture with respect to the Notes and, as provided in the Indenture, this Supplemental Indenture forms a part thereof with respect to the Notes. Except as herein modified, the Indenture is in all respects ratified and confirmed with respect to the Notes and all the terms, provisions and conditions thereof shall be and remain in full force and effect with respect to the Notes and every Holder of Notes shall be bound hereby. Except as expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Indenture.
     SECTION 2.2 If any provision of this Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Indenture that is required to be included in the Indenture by any of the provisions of the TIA, such required provision shall control.
     SECTION 2.3 Unless otherwise indicated, capitalized terms used herein without definition shall have the meanings specified therefor in Section 1.01 of the Indenture.
     SECTION 2.4 If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 2.5 This Supplemental Indenture shall be construed in accordance with, and governed by, the laws of the State of New York.
     SECTION 2.6 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.
     SECTION 2.7 This Supplemental Indenture shall become effective as of the date first above written.
     IN WITNESS WHEREOF, the parties have caused this Fifth Supplemental Indenture to be executed as of the date first above written.

ISPAT INLAND ULC, as Issuer

By:	/s/ Benoit Alain
Name: Benoit Alain
Title:

ARCELORMITTAL (successor by merger), as Guarantor and Successor Parent

By:	/s/ E. S. De Vries

Name: E. S. De Vries
Title: Group Treasurer

By:	/s/ Simon Evans

Name: Simon Evans
Title: Group General Counsel

ARCELORMITTAL USA INC. (formerly, Mittel Steel USA Inc.), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL PARTNERSHIP (formerly, Mittel Steel USA Partnership), as Guarantor

By: Mittal Canada Inc., a partner

By:	/s/ Daniel D’Auteuil

Name: Daniel D’Auteuil
Title: Treasurer

3019693 NOVA SCOTIA U.L.C. as Guarantor

By:	/s/ Benoit Alain

Name: Benoit Alain
Title:

ARCELORMITTAL FINANCE LLC (formerly, Mittel Steel USA — Finance LLC), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Manager

BURNHAM TRUCKING COMPANY, INC., as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL USA INCOAL INC. (formerly, Incoal Company), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL MINORCA MINE INC. (formerly, Mittal Steel USA — Minorca Mine Inc.), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL SERVICE INC. (formerly, Mittal Steel USA Service Inc.), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL CLEVELAND, INC. (formerly, ISG Cleveland Inc.), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL WEIRTON INC. (formerly, ISG Weirton Inc.), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL HENNEPIN INC. (formerly, ISG Hennepin Inc.), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL INDIANA HARBOR INC. (formerly, ISG Indiana Harbor Inc.), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL WARREN INC. (formerly, ISG Warren Inc.), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL RIVERDALE INC. (formerly, ISG Riverdale Inc.), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

MITTAL STEEL USA — VENTURE INC. (formerly, ISG Venture Inc.), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL PLATE LLC (formerly, ISG Plate LLC), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ISG SPARROWS POINT LLC, as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL STEELTON LLC (formerly, ISG Steelton LLC), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL LACKAWANNA LLC (formerly, ISG Lackawanna LLC), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL BURNS HARBOR LLC (formerly, ISG Burns Harbor LLC), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL COLUMBUS LLC (formerly, ISG Columbus Coatings LLC), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL GEORGETOWN INC. (formerly, ISG Georgetown Inc.), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

MITTAL STEEL USA — RAILWAYS INC. (formerly, ISG Railways Inc.), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL HIBBING INC. (formerly, ISG Hibbing Inc.), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

HIBBING TACONITE HOLDING INC., as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ISG ACQUISITION INC., as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

ARCELORMITTAL REAL ESTATE INC. (formerly, ISG Real Estate Inc.), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue Title: VP, Finance and Chief Accounting Officer

ARCELORMITTAL TOW PATH VALLEY BUSINESS PARK DEVELOPMENT COMPANY (formerly, Tow Path Valley Business Park Development Company), as Guarantor

By:	/s/ Thomas A. McCue

Name: Thomas A. McCue
Title: Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Trustee

By:	Frank A. Pierson

Name: Frank A. Pierson
Title: Assistant Vice President